Exhibit 99.1
ENVIRONMENTAL TECTONICS CORPORATION
Enters into Settlement Agreement with United States Navy
     Southampton, PA, February 26, 2008 — Environmental Tectonics Corporation (AMEX: ETC) (the “Company”) today reported that, on February 22, 2008, it and the Department of the Navy (the “Navy”) finalized a settlement agreement (the “Agreement”) which settles all outstanding litigation related to a contract for submarine rescue decompression chambers. In May 2003, the Company had filed a certified claim with the Navy seeking costs totaling in excess of $5.0 million in connection with this contract. On June 14, 2007, the Navy had amended its Answer to the Company’s claim to add counterclaims. On June 27, 2007, the Company and the Navy filed a Joint Motion to Dismiss with prejudice all of the Company’s claims against the Navy in connection with this contract. The Joint Motion to Dismiss was granted on June 28, 2007.
     On October 12, 2007, the Navy took possession of the chambers and on November 27, 2007, the Navy issued a formal modification to close the contract.
     The Agreement is consistent with the previously disclosed tentative settlement. As part of the Agreement, the Company will pay the Navy $3.55 million. On February 25, 2008, the Company made the first payment of $1,275,000 to the Navy pursuant to the terms of the Agreement.
     ETC designs, develops, installs and maintains aircrew training systems (aeromedical, tactical combat and general), disaster management training systems and services, entertainment products, sterilizers (steam and gas), environmental testing products, hyperbaric chambers and related products for domestic and international customers.
     This press release may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended, and Section 21E of the Securities Exchange Act of 1934. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about the Company that may cause our actual results, levels of activity, performance or achievements to be materially different from any other future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. These forward-looking statements include statements with respect to ETC’s vision, mission, strategies, goals, beliefs, plans, objectives, expectations, anticipations, estimates, intentions, financial condition, results of operations, future performance and business of ETC, including but not limited to, (i) the proposed acquisition by Lenfest, (ii) projections of revenue, costs of raw materials, income or loss, earnings or loss per share, capital expenditures, growth prospects, dividends, capital structure, other financial items and the effects of currency fluctuations, (iii) statements of plans and objectives of ETC or its management or Board of Directors, including the introduction of new products, or estimates or predictions of actions of customers, suppliers, competitors or regulatory authorities, (iv) statements of future economic performance, (v) statements of assumptions and other statements about ETC or its business, (vi) statements made about the possible outcomes of litigation involving ETC, and (vii) statements preceded by, followed by or that include the words “may”, “could”, “should”, “looking forward”, “would”, “believe”, “expect”, “anticipate”, “estimate”, “intend”, “plan”, or the negative of such terms or similar expressions. These forward-looking statements involve risks and uncertainties which are subject to change based on various important factors. Some of these risks and uncertainties, in whole or in part, are beyond ETC’s control. Factors that might cause or contribute to such a material difference include, but are not limited to, those discussed in our Securities and Exchange Commission filings and other public documents, including, without limitation, our Annual Report on Form 10-K for the fiscal year ended February 23, 2007. Shareholders are urged to review these risks carefully prior to making an investment in the ETC’s common stock.
     The Company cautions that the foregoing list of important factors is not exclusive. ETC does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of ETC.
     Contact: Duane D. Deaner, CFO Tel: 215-355-9100 (ext. 1203)   Fax: 215-357-4000
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